UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2022

ACTINIUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36374	74-2963609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue, 7th Floor, New York, NY 10016

(Address of Principal Executive Offices)

Registrant’s telephone number: (646) 677-3870

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATNM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 8, 2022, Actinium Pharmaceuticals, Inc. (“Actinium” or the “Company”) announced that the Company’s 2022 Annual Meeting of Stockholders, originally scheduled for 9:30 a.m. (Eastern Time) on December 8, 2022, has been adjourned to allow for more time for stockholders to vote. The meeting has been scheduled to reconvene at 9:30 a.m. (Eastern Time) on December 30, 2022, at The Garden City Hotel, 45 Seventh St, Garden City, NY 11530.

During the period of the adjournment, the Company will continue to solicit proxies from its stockholders with respect to the proposals set forth in the Company’s proxy statement. Proxies previously submitted in respect to the Annual Meeting will be voted at the reconvened meeting unless properly revoked.

Any stockholders who have not yet voted may do so before December 29, 2022 at 11.59 p.m. (Eastern Time). Stockholders of record may vote via the Internet at www.AALvote.com/atnm, by telephone at 1-866-804-9616 or by mail by following the instructions on the proxy card. Beneficial stockholders can vote via the Internet, phone or mail by following the instructions received from their respective holders of record.

Any stockholders who have questions, need additional material, or need assistance in voting their shares may contact the firm assisting the Company in the solicitation of proxies, Alliance Advisors, LLC, by calling them at 1-877-777-2857 or writing them at 200 Broadacres Drive, 3rd Fl., Bloomfield, NJ 07003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Actinium Pharmaceuticals, Inc.

Date: December 9, 2022	/s/ Sandesh Seth
Name: Sandesh Seth
Title: Chairman and Chief Executive Officer

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